Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274073

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 18, 2023)

ONE STOP SYSTEMS, INC.

2,500,000 Shares of Common Stock

We are offering an aggregate of 2,500,000 shares of our Common Stock, par value $0.0001 per share (“Common Stock”) to certain institutional investors pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement, dated September 29, 2025, by and between us and the investor signatories thereto (the “Securities Purchase Agreement”).

We have engaged A.G.P./ Alliance Global Partners (“A.G.P.”) and Roth Capital Partners, LLC (“Roth”) and together with A.G.P., the “Placement Agents”) to act as our exclusive placement agents, whereby A.G.P. is serving as lead placement agent, and Roth, as joint-placement agent in connection with this offering. The Placement Agents have agreed to use their reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agents the fees set forth in the table below. The Placement Agents are not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus and the Placement Agents are not required to arrange the purchase or sale of any specific number or dollar amount of the securities. We will bear all costs associated with this offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “OSS”. On September 29, 2025, the closing price of our Common Stock was $5.58 per share.

Investing in our securities involves a high degree of risk. Please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and any subsequent periodic reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________

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	Per Share	Total
Public Offering Price	$5.00	$12,500,000
Placement Agent Fees (1)	$0.30	$750,000
Proceeds to us, before expenses	$4.70	$11,750,000

(1)

We have agreed to pay the Placement Agents an aggregate cash fee equal to equal to 6.00% of the aggregate purchase price paid by each purchaser of Common Stock in this Offering, payable to the Placement Agents. We have also agreed to reimburse the Placement Agents for certain of their offering-related expenses. See the section titled “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding the compensation to be received by the Placement Agents.

We expect that delivery of the securities being offered pursuant to this prospectus supplement, and the accompanying prospectus will be made on or about October 1, 2025, subject to the satisfaction of certain customary closing conditions.

A.G.P Roth Capital Partners

The date of this prospectus supplement is September 29, 2025.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	9
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF INFORMATION BY REFERENCE	11
USE OF PROCEEDS	12
PLAN OF DISTRIBUTION	13
DESCRIPTION OF CAPITAL STOCK	15
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF SUBSCRIPTION RIGHTS	27
DESCRIPTION OF UNITS	28
LEGAL MATTERS	29
EXPERTS	29

S-i

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, are part of a registration statement on Form S-3 (File No. 333-274073) that we filed on August 18, 2023 with the Securities and Exchange Commission (the “SEC”) and that was declared effective on August 25, 2023, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company”, “OSS” and “One Stop Systems” refer to One Stop Systems, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. One Stop Systems, the One Stop Systems logo, and other trademarks or service marks of One Stop Systems appearing in this prospectus are the property of One Stop Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and

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cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements include, among other things, statements about:

•
our ability to adjust to economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability, and could harm our financial condition and results of operations;
•
our ability to remediate issues with volatile or recessionary conditions in the United States or abroad which could adversely affect our business and/or our access to capital markets in a material manner;
•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations;
•
our ability to file Annual and Quarterly Reports on a timely basis;
•
our ability to raise additional capital to fund our operations if and as needed;
•
our ability to achieve and sustain profitability;
•
our estimates regarding our future performance including, without limitation, any estimates of potential future revenues;
•
estimates regarding market size;
•
our estimates regarding expenses, revenues, financial performance, and capital requirements, including the length of time our capital resources will sustain our operations;
•
our dependence on third parties for the manufacture of our products;
•
our ability to expand our organization to accommodate potential growth; and
•
our ability to retain and attract key personnel

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.

Overview

The Company designs, manufactures, and markets specialized enterprise class high-performance compute, high speed switch fabrics and storage hardware and software, which are designed to target edge applications for artificial intelligence ("AI") / machine learning ("ML"), sensor processing, sensor fusion and autonomy. Edge computing is a form of computing that is done on platform or on site, connected with the data source or the user, rather than in the cloud, minimizing the need for data to be processed remotely. This growing trend increases computing performance and security, as the data does not have to travel to distant datacenter locations. Edge computing is most recognizable in applications such as sensor processing, sensor fusion, autonomy, and AI/ML. To meet the demands at the edge we offer specialized products and system solutions that consist of computers, switch fabrics and storage products that incorporate the latest state-of-the art components with embedded proprietary software. Such products and systems allow us to offer high-end solutions to be integrated into edge platforms in our target markets.

The global increase in load on cloud infrastructure and increase in AI applications are the primary factors driving the growth of the edge computing market. We market our products to manufacturers of automated equipment used for medical, industrial, and military applications. Our customer applications often require connection to a wide array of data sources and sensors, ultra-fast processing power, and the ability to quickly access and store large and ever-growing data sets at their physical location (rather than in the cloud). This equipment requires datacenter class performance optimized for deployment at the edge in challenging environments. Many of these edge applications have unique requirements, including special and compact form factors ruggedized for harsh conditions, which cannot be accommodated by traditional controlled air-conditioned datacenters.

We believe that we are uniquely positioned as a specialized provider to address the needs of this market, providing custom servers, data acquisition platforms, compute accelerators, solid-state storage arrays, system input/output expansion systems, as well as edge optimized industrial and panel PCs, tablets, and handheld compute devices. Our systems also offer industry leading capabilities that occupy less physical space and require less power consumption. We deliver this high-end technology to our customers through the sale of equipment and embedded software.

Corporate Information

The Company was originally incorporated as a California corporation in 1999, after initially being formed as a California limited liability company in 1998. On December 14, 2017, the Company was reincorporated as a Delaware corporation in connection with its initial public offering. Our principal executive offices are located at 2235 Enterprise Street, Suite 110, Escondido, California 92029. Our telephone number is (760) 745-9883 and our corporate website is http://www.onestopsystems.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of common stock held by non-affiliates) of less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less

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than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we will have more time to file our annual and periodic reports.

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THE OFFERING

Common Stock offered by us	2,500,000 shares of Common Stock.
Common stock to be outstanding after this offering	24,478,838 shares of Common Stock
Use of proceeds

We intend to use the net proceeds from the sale of such securities for growth strategy advancement, working capital to support expected growing sales within core OSS segment and business acceleration, with a focus on mergers and acquisitions and overall expansion both domestically and internationally. Please see the section entitled “Use of Proceeds” in this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and under the similar heading in the accompanying prospectus and the other information included or incorporated by reference herein or therein.

Trading Market	Our common stock is traded on the Nasdaq Capital Market under the symbol “OSS.”

The number of shares of Common stock to be outstanding after this offering is based on 21,978,838 shares of Common Stock outstanding as of September 29, 2025, excludes:

•	624,539 shares of Common Stock issuable upon the exercise of outstanding stock options as of September 29, 2025 having a weighted-average exercise price of $2.79 per share;

•	1,182,623 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 29, 2025;

•

1,073,989 shares of common stock reserved for issuance pursuant to future equity awards under our 2017 Equity Incentive Plan (the “2017 Plan”) as of September 29, 2025, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2017 Plan;

Except as otherwise indicated, all information contained in this prospectus:

•	assumes no exercise of outstanding stock options or vesting of restricted stock units as described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering and Ownership of our Stock

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

We do not anticipate paying dividends on our Common Stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future resales of our Common Stock could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of Common Stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of Common Stock would have on the market price of shares of our Common Stock.

Exercise of options may have a dilutive effect on your percentage ownership of Common Stock and may result in dilution and an increase in the number of shares of Common Stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of Common Stock.

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The exercise of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of September 29, 2025, we have options to purchase 424,539 shares of our common stock outstanding and exercisable at an average price of $2.72 per share. We also have outstanding options to purchase 200,000 shares of our common stock which are unvested and have a weighted average exercise price of $2.9500 per share.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting fees payable to the Placement Agents and other estimated offering expenses payable by us, will be approximately $11.4 million. We will have broad discretion in the use of the net proceeds from the sale of the securities offered under this prospectus supplement. We intend to use the net proceeds from this offering for growth strategy advancement, working capital to support expected growing sales within core OSS segment and business acceleration, with a focus on mergers and acquisitions and overall expansion both domestically and internationally. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. he amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Our board of directors has sole discretion to declare dividends. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

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DILUTION

If you purchase our Common Stock you may experience dilution to the extent of the difference between the combined public offering price per share and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2025, our net tangible book value was approximately $20,728,503, or approximately $0.95 per share.

After giving effect to the assumed sale by us of 2,500,000 shares of our Common Stock at the public offering price of $5.00 per share, and after deducting the Placement Agents’ fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $32,388,503 or approximately $1.33 per share. This represents an immediate increase in net tangible book value of $0.38 per share to existing stockholders and an immediate dilution of $3.67 per share to new investors purchasing shares of our Common Stock in this offering. The following table illustrates this per share dilution.

Public offering price per share		$5.00
Net tangible book value per share as of June 30, 2025	$0.95
Increase in net tangible book value per share after this offering	0.38

As adjusted net tangible book value per share after this offering		$1.33

Dilution per share to new investors		$3.67

The number of shares of Common stock to be outstanding after this offering is based on 21,978,838 shares of Common Stock outstanding as of September 29, 2025, excludes:

•	624,539 shares of Common Stock issuable upon the exercise of outstanding stock options as of September 29, 2025 having a weighted-average exercise price of $2.79 per share;

•	1,182,623 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 29, 2025;

•

1,073,989 shares of common stock reserved for issuance pursuant to future equity awards under our 2017 Plan as of September 29, 2025, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2017 Plan;

Except as otherwise indicated, all information contained in this prospectus:

•	assumes no exercise of outstanding stock options or vesting of restricted stock units as described above.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Charter or required by law, all matters to be voted on by our stockholders must be approved by majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting of stockholders. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

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PLAN OF DISTRIBUTION

We have engaged A.G.P./ Alliance Global Partners (“A.G.P.”) and Roth Capital Partners, LLC (“Roth” and together with A.G.P., the “Placement Agents”) to act as our exclusive placement agents, whereby A.G.P. is serving as lead placement agent, and Roth, as joint-placement agent in connection with this offering, and to solicit offers to purchase the shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus. The Placement Agents are not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Common Stock being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agents and prospective investors. The Placement Agent will have no authority to bind us by virtue of the placement agency agreement. We have entered into a securities purchase agreement directly with institutional investors who have agreed to purchase the shares of Common Stock in this offering. We will only sell to investors who have entered into the securities purchase agreement. The Placement Agents may retain sub-agents and selected dealers in connection with this offering.

Delivery of the shares of Common Stock offered hereby is expected to occur on or about October 1, 2025 subject to satisfaction of certain customary closing conditions.

We have agreed to pay the Placement Agents an aggregate cash fee (the “Cash Fee”) equal to 6.00% of the aggregate purchase price paid by each purchaser of Common Stock in this Offering, payable to the Placement Agents. In addition, we have agreed to reimburse the Placement Agents for certain non-accountable expenses in connection with the offering of up to $10,000 as well as up to $80,000 for fees and expenses of legal counsel and other reasonable and customary out-of-pocket expenses

We estimate the total expenses of this offering paid or payable by us, exclusive of the Cash Fee of the gross proceeds and expenses, will be approximately $150,000. After deducting the fees due to the Placement Agents and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $11.4 million.

The following table shows on a per shares and total basis on a per share and total basis, the offering price, Placement Agents’ fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$5.00	$12,500,000
Placement agent fees	$0.30	$750,000
Proceeds before expenses to us	$4.70	$11,750,000

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the Placement Agents. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Other Relationships

From time to time, the placement agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary

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fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agents for any further services.

Lock-up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending ninety (90) days after the date of this prospectus supplement, without first obtaining the written consent of the purchaser party to the securities purchase agreement. Specifically, these individuals have agreed, in part, not to:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

•

enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our common stock, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

•	other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed to be subject to a lock-up for a period of forty-five (45) days following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our Common Stock or any securities convertible or exercisable or exchangeable for, Common Stock, subject to certain exceptions.

Regulation M Compliance

The Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our Common Stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents. Under these rules and regulations, the Placement Agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “OSS”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vinyl Equity, Inc. The transfer agent and registrar’s address is 912 Cherry Street, Winnetka, Illinois 60093.

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LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, has acted as our Company’s legal counsel and will pass upon the validity of the securities offered by this prospectus supplement. Honigman LLP, Detroit, Michigan is acting as counsel to the Placement Agents in this offering.

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EXPERTS

The consolidated financial statements of One Stop Systems, Inc., as of December 31, 2024 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 19, 2025;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, filed with the SEC on May 7, 2025 and August 7, 2025, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on March 19, 2025, April 15, 2025, April 21, 2025, May 8, 2025, May 20, 2025; and

•
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

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PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 in aggregate dollar amount of shares of our common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which the foregoing securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

As of July 31, 2023, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $48,365,484, which was calculated based on 20,543,024 shares of outstanding common stock held by non-affiliates as of July 31, 2023, and a price per share of $2.84, the closing price of our common stock on July 31, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the Nasdaq Capital Market under the symbol “OSS.” On August 16, 2023, the last reported sales price for our common stock on the Nasdaq Capital Market was $1.74 per share. None of the other securities we may offer pursuant to this prospectus are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees,

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discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is 2023

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	9
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF INFORMATION BY REFERENCE	11
USE OF PROCEEDS	12
PLAN OF DISTRIBUTION	13
DESCRIPTION OF CAPITAL STOCK	15
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF SUBSCRIPTION RIGHTS	27
DESCRIPTION OF UNITS	28
LEGAL MATTERS	29
EXPERTS	29

i

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “One Stop,” “OSS,” the “Company,” “we,” “us,” and “our” refer to One Stop Systems, Inc., a Delaware corporation.

One Stop Systems, the One Stop Systems logo, and other trademarks or service marks of One Stop Systems appearing in this prospectus are the property of One Stop Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Business Overview

One Stop Systems, Inc. (“OSS” or the “Company”) designs, manufactures, and markets specialized high-performance compute and storage hardware, software, and systems, which are designed to target edge artificial intelligence (“AI”) Transportable deployments. These specialized modules and systems consist of computers and storage products that incorporate the latest state-of-the art components with our embedded proprietary software. Such modules and systems allow our customers to offer high-end computing capabilities (often integrated within their equipment) to their target markets and applications.

Edge computing is a form of computing that is done on site, near a particular data source or the user (rather than in the cloud), minimizing the need for data to be processed in a remote data center. The global increase in load on the cloud infrastructure and increase in AI applications are the primary factors driving the growth of the edge computing market. We market our products to manufacturers of automated equipment used for medical, industrial, and military applications. Our customer applications often require connection to a wide array of data sources and sensors, ultra-fast processing power, and the ability to quickly access and store large and ever-growing data sets at their physical location (rather than in the cloud). This equipment requires datacenter class performance optimized for deployment at the edge in challenging environments. Many of these edge applications have unique requirements, including special and compact form factors ruggedized for harsh conditions, which cannot be accommodated by traditional controlled air-conditioned data centers. We believe that we are uniquely positioned as a specialized provider to address the needs of this market, providing custom servers, data acquisition platforms, compute accelerators, solid-state storage arrays, system I/O expansion systems, as well as edge optimized industrial and panel PCs, tablets, and handheld compute devices. Our systems also offer industry leading capabilities that occupy less physical space and require less power consumption. We deliver this high-end technology to our customers through the sale of equipment and embedded software.

Industry Background

Edge computing is one of the fastest growing markets in the computing space, driven by the need to do more at the edge. The concept of edge computing is simply deploying compute systems closer to the actual user of the system, rather than communicating with a distant cloud computing facility. According to Gartner, Inc., a leader in technology research, only 10% of data was gathered and processed at the edge in 2018; however, it is expected that this number will grow to 75% by 2025. This dramatic change is driving an expected growth of over 38% per year between today and 2028, according to Grand View Research, resulting in an estimated market of $61 billion later this decade.

The fast-growing edge computing space consists of three major segments. The first segment is comprised of many smaller data centers located near the users (or on the edge). These typically include compute and storage racks in environmentally controlled buildings, similar to large cloud data centers. Suppliers in this space tend to be the same large server and storage manufacturers whose products are used at cloud data centers. The second segment includes billions of Internet-of-Things (“IOT”) devices that may reside in everything from home appliances to the factory production floor. These IOT devices and applications tend not to be challenged on performance and easily communicate up to the cloud or the data centers on the edge. OSS does not focus on either of the foregoing segments. The third segment is called AI Transportables. These are primarily on land, in the air or at sea vehicles that need performance without compromise for AI and Autonomous capabilities. This is where OSS’ vision and strategy is aligned, and where we believe that we offer the greatest unique value to our customers.

Examples of applications that utilize AI Transportables range from industrial autonomous trucks, mining equipment and smart agricultural equipment to military land, sea, and airborne vehicles. Less mobile applications that utilize AI Transportables include items like medical equipment and mobile command centers. There is currently a growing demand for AI/autonomous capabilities within the commercial/industrial market, as well as for military use.

In addition to the cornerstone high performance rugged server, three technologies are fundamental to the AI Transportable computing space: GPU compute accelerators, flash memory-based storage, and high-speed data acquisition I/O. These technologies enable systems to ingest, process and store data at significantly higher rates than traditional systems. By harnessing large quantities of these components, companies can receive necessary data analyses much more quickly and in a more secure manner, and as a result, turn raw data into actionable intelligence. Industry experts typically divide the high-performance computing market into the following categories:

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Servers – This includes all high-end servers and supercomputers.

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•
Storage – Flash-based storage devices primarily.
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Middleware – A broad category of software encompassing programming environments, schedulers, and other tools outside the operating system.
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Applications – Specific software applications for high-performance edge computing.
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Services – All services associated with this space.

The AI Transportable markets tend to implement AI, autonomous, and/or semi-autonomous capabilities. We believe markets for these products are large and growing. Applications deploying these technologies today, or that we expect to do so in the future, include:

•
Commercial/Industrial- Trucks, buses, trains, aviation, agriculture, mining, medical, oil & gas, etc.
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Military/Government– Planes, watercraft, mobile command, helicopters, mobile radar, submersibles, vehicles, drones, etc.

We expect these applications to deploy increasingly faster computing systems to meet industry and competitive goals. Whereas the goal used to be for an edge compute platform to perform a single application, such as autonomous navigation, now this has been expanded to include five or more AI applications running simultaneously. This expansion requires much more compute power and data storage than traditional embedded computers can manage while operating in harsh, challenging, and space constrained environments.

Rugged Edge Servers

While simple AI applications, such as facial recognition to open a door to a secure area, may run on traditional low power embedded processor, the needs of the AI Transportable applications require datacenter-class server performance brought to a mobile vehicle. The sheer amount and speed of AI data acquisition for operating an autonomous truck or drone aircraft requires multiple high-speed digitizers, high-performance networking, the fastest flash storage devices, and server-class processors. We enable the power of the datacenter to be deployed at the edge without compromising performance by employing groundbreaking cooling technologies operating from various vehicle AC and DC power sources in small spaces.

GPU Compute Acceleration

The capabilities and speed of GPU accelerated computers are driving significant advances in AI and machine learning. Massive amounts of data are collected, stored, and analyzed by today’s sophisticated algorithms. We are enabling the growth of such AI capability through adding scale with rugged systems that complement the highest performance rugged servers.

High Density Solid-State Storage

The proliferation of larger and larger data sets used in edge computing, including AI, is feeding the need for higher capacity and higher performance storage devices. Traditionally, companies have used hard disk drives for their primary storage. Hard disk drive-based systems are being replaced by flash memory-based systems, which offer higher capacity, performance, reliability, and ruggedness. Flash-based storage systems also consume significantly less power.

High Speed Data Acquisition

At the front-end of AI Transportable systems is high speed data acquisition technology. Depending on the application, the data can be generated from a wide array of sensors. In the case of an application utilized by autonomous vehicles, data is generated through arrays of video, LIDAR, and radar sensors. In battlefield applications, cameras, radar, sonar, FLIR (infrared), and RF sensors are deployed to generate data. In Medical applications, MRI or CT sensors are deployed to generate data, and in security applications, networks of security cameras produce high volumes of video data.

Business Strategy

In March 2021, after reviewing our current business, market trends, the competitive landscape, reflecting on our strengths, as well as listening to feedback from current and potential customers, we determined that it would be in the best interest of the Company and our shareholders to shift our primary focus to the development and sale of AI Transportables. At that time, 20% of our business was already in the AI Transportables space. Our AI Transportables business accounts for some of our highest margins, repeat business, highest closure rate, and most importantly, we believe that it represents our highest value proposition when bringing together all our skills and experience.

Although we are seeing progress, it will take time to pursue, secure, and turn these target opportunities into increased revenue and profits, we believe our focus provides us with a unique opportunity to drive shareholder value. We are not abandoning

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current profitable business in the process, but are primarily focusing on this market segment for future growth. We believe the implementation of the new strategy and vision can drive this portion of our business from approximately 30% of our business today, to over 50% in the coming years by providing an opportunity for a higher growth rate, margins, and profits. This starts with identifying and closing opportunities in this space. Approximately 75% of our 2022 major account wins and 60% of our current pipeline of major account prospects, which are not yet closed, fall within the AI Transportables space.

We see opportunities in both the commercial/industrial and military/government segments. Currently, our military business accounts for approximately 25% of our overall sales, but we anticipate this will grow to 50% over the next few years. Although the overall military budget will likely vary depending on the administration and global tensions, both of which can impact how many new aircraft carriers or tanks are built, we believe the priority will remain on implementing AI throughout the military theater, and that military funding in this segment is more likely to grow than decrease as the United States continues to be competitive with China.

A key element of our product strategy is technological product leadership. We believe a first-to-market strategy is key to our ability to continue to win significant original equipment manufacturer (“OEM”) opportunities. As a result, we continue to develop new state-of-the-art products, providing a unique value proposition for our customers in the targeted space. In November 2021, we introduced Rigel, the Super Edge Computing platform. We believe that this product is currently the highest performance, most compact supercomputer that can survive the most demanding next generation military programs available today. It brings to market the latest in Graphics Processing Units (“GPU”), Central Processing Unit (“CPU”), and memory products in a rugged compact form factor, which targets the military AI Transportable space. In 2022, Rigel was vetted by multiple large military prime contractors as well as the U.S. Department of Defense directly for key, high visibility programs that we are pursuing. Current engagements for our products in the military space cover various applications, including for multiple aircraft, drones, ships, helicopters, and land vehicles, as the Pentagon prioritizes incorporating advanced technologies into their equipment to add autonomous and AI capabilities throughout the military.

In 2022, we introduced the Centauri rugged storage expansion product, which has been deployed now by several autonomous truck companies, two of which are among our top ten accounts. Additionally, the short depth server (SDS) rugged space optimized server was introduced and has secured major design wins across commercial and military applications delivering high-performance GPU based AI capability in harsh environments.

Our ability to drive the leading edge of technology is enabled by our strong relationships with strategic component manufactures, including NVIDIA (for GPUs, ARM processors and networking), NetList, and Micron (for flash memory), Broadcom (for PCIe switch components), and Intel and AMD (for CPUs). In many cases, we have access to product roadmaps and other technical information relating to future technology. Access to this information allows us to begin our design process well before the future components we are designing even exist.

We sell our products worldwide to industry-leading customers. We service over 1,800 customers per year worldwide, with major repeat customers including Raytheon, the United States Navy, Thales, Liqid, and Alcon/Novartis. OSS Europe has aided in the expansion of our business within the European market. Although, currently OSS Europe primarily serves as a value-added reseller for the Company, we are also focused on growing the AI Transportable portion of our business through OSS Europe and leveraging its existing relationships.

In the second quarter of 2022, we formed a new strategic advisory board to aid in the acceleration of our pursuit of the AI Transportables market, and the military sector in particular. The advisory board is comprised of retired high-ranking military officials and corporate executives with decades of experience in technology, high performance computing and M&A for the defense, oil & gas, AI and autonomous vehicle industry verticals. Members of the advisory board provide input on product and market strategy, as well as help us navigate government bureaucracy and identify/introduce us to key decision makers, all with the goal of accelerating our success through their contacts, knowledge and experience.

Furthermore, in the first quarter of 2023, we implemented certain internal organizational changes to align our US-based operations with, and to further support and accelerate, our strategy to focus on the AI Transportables industry, and our military business in particular. In furtherance of this strategy and our goals, we are taking various steps to strengthen our management team with individuals who have deep experience and high-level contacts in the defense sector.

Corporate Information

The Company was originally incorporated as a California corporation in 1999, after initially being formed as a California limited liability company in 1998. On December 14, 2017, the Company was reincorporated as a Delaware corporation in connection with its initial public offering. Our principal executive offices are located at 2235 Enterprise Street, Suite 110, Escondido, California 92029. Our telephone number is (760) 745-9883 and our corporate website is

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http://www.onestopsystems.com. Unless expressly noted, none of the information on our corporate website is part of this prospectus or any prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Securities We May Offer

With this prospectus, we may offer common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•
designation or classification;
•
aggregate principal amount or aggregate offering price;
•
maturity, if applicable;
•
original issue discount, if any;
•
rates and times of payment of interest or dividends, if any;
•
redemption, conversion, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;
•
ranking;
•
restrictive covenants, if any; and
•
voting or other rights, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into or exercisable for shares of common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the debt securities, or may be issued without the use of an indenture. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the

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form of such debt security. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures, if any, or the forms of such debt securities, as applicable, that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and/or forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock, or debt securities, from time to time. We may issue warrants independently or together with common stock, preferred stock, warrants, debt securities, subscription rights, or units, and the warrants may be attached to or separate from such securities. Our board of directors will determine the terms of the warrants.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the warrants. We may also choose to act as our own warrant trustee. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Rights

We may offer subscription rights to purchase shares of our common stock or preferred stock, warrants, debt securities, or units. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered. We may evidence each series of subscription rights by a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any rights agreement that describe the terms of the series of subscription rights we are offering before the issuance of the related series of such subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants, debt securities, and/or subscription rights. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 2235 Enterprise Street, Suite 100, Escondido, California 92029, during normal business hours.

Information about us is also available at our website at However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

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The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

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Our Annual report on Form 10-K for year ended December 31, 2022, filed with the SEC on March 23, 2023;
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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023;
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Our Current Reports on Form 8-K filed on February 9, 2023, April 7, 2023, May 18, 2023, May 22, 2023 and June 7, 2023;
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The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023; and

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Filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to One Stop Systems, Inc., Attn: Chief Executive Officer, 2235 Enterprise Street, Suite #110, Escondido, California 92029, telephone number (760) 745-9983. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

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the terms of the offer;
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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
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the purchase price of the securities from us;
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the net proceeds to us from the sale of the securities;
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any delayed delivery arrangements;
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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
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any public offering price; and
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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation (“Charter”), amended and restated bylaws (as amended, “Bylaws”), and of the General Corporation Law of the State of Delaware. For more detailed information, please see our Charter and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the General Corporation Law of the State of Delaware. We reincorporated in the State of Delaware on December 14, 2017.

Our Charter provides for one class of common stock. In addition, our Charter authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 60,000,000 shares, all with a $0.0001 par value of per share, of which:

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50,000,000 shares are designated as common stock; and
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10,000,000 shares are designated as preferred stock.

As of July 31, 2023, there were 20,543,024 shares of our common stock outstanding and held of record by approximately 6,300 stockholders.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Charter or required by law, all matters to be voted on by our stockholders must be approved by majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting of stockholders. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

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Preferred Stock
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There are no shares of preferred stock outstanding. Under the terms of our Charter, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences

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and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

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Options

As of July 31, 2023, options to purchase 1,348,495 shares of our common stock were outstanding, of which, 948,495 were vested and exercisable as of that date.

Warrants

As of July 31, 2023, 43,022 shares of common stock issuable upon the exercise of warrants were reserved for issuance. The warrants are currently exercisable and expire five years from the effective date of the issuance of said warrant. The warrants may not be sold, transferred, assigned, pledged or hypothecated during this offering.

Restricted Stock Units

As of July 31, 2023, 1,222,147 restricted stock units were outstanding, of which 0 were vested as of that date.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors

Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

While the foregoing provisions of our Charter, Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could

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have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Proposals of Business and Nominations.

Our Bylaws generally regulate proposals of business and nominations for election of directors by stockholders. In general, Section 2.5 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Sections 2.4 and 2.5 provide a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairman of the board of directors, chief executive officer or president.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Choice of Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action, asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice

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of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company. The transfer agent and registrar’s address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “OSS.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, to be entered into between us and a third party trustee, or may be issued without the use of an indenture. If such debt securities are issued with the use of an indenture, the indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and/or the terms of the debt securities, as applicable. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. If debt securities are issued, whether pursuant to an indenture or without an indenture, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of debt securities and a description of how the general terms and provisions described below may apply to that series of debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of debt securities we are offering before the issuance of such debt securities.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

If we issue debt securities pursuant to an Indenture, the following provisions shall apply unless otherwise specified in the applicable prospectus supplement with respect to such issuance of debt securities:

General

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the series;
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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;
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the date or dates on which principal is payable;
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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
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the place or places where principal and, if applicable, premium and interest, is payable;
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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Events of Default”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness, if any, prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness, if any.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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the conversion or exchange price;
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the conversion or exchange period;
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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
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events requiring adjustment to the conversion or exchange price;
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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
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any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

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The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

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we fail to pay any principal or premium, if any, when it becomes due;
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we fail to pay any interest within 30 days after it becomes due;
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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
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certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

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all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
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all lawful interest on overdue interest and overdue principal has been paid; and
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the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

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The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

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the holder gives to the trustee written notice of a continuing event of default;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
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the trustee fails to institute a proceeding within 60 days after such request; and
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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

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to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
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to provide for certificated debt securities in addition to uncertificated debt securities;
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to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
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to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
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reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
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reduce the principal of or change the stated maturity of the debt securities;
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make any debt security payable in money other than that stated in the debt security;
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change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
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waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
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waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
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take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

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to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

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1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; or

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that

•
purpose:
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money;
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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money; that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940; in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
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certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

If debt securities are issued under an indenture, we will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or

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to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures, if any, and the debt securities will be governed by, and construed in accordance with, the laws of the State of California.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

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the title of the debt warrants;
•
the offering price for the debt warrants, if any;
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the aggregate number of the debt warrants;
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the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
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if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
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the dates on which the right to exercise the debt warrants will commence and expire;
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if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
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information with respect to book-entry procedures, if any;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material U.S. federal income tax considerations;
•
the antidilution provisions of the debt warrants, if any;
•
the redemption or call provisions, if any, applicable to the debt warrants;
•
any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
•
any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

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the title of the warrants;
•
the offering price for the warrants, if any;
•
the aggregate number of warrants;
•
the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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•
the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
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the dates on which the right to exercise the warrants shall commence and expire;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material U.S. federal income tax considerations;
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the antidilution provisions of the warrants, if any;
•
the redemption or call provisions, if any, applicable to the warrants;
•
any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•
any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

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to vote, consent, or receive dividends;
•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•
exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•
the price, if any, for the subscription rights;
•
the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•
the number of subscription rights to be issued to each stockholder;
•
the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•
the extent to which the subscription rights are transferable;
•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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LEGAL MATTER

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

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EXPERTS

The consolidated financial statements of One Stop Systems, Inc., as of December 31, 2022 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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2,500,000 Shares of Common Stock

ONES STOP SYSTEMS, INC.

PROSPECTUS SUPPLEMENT

A.G.P. Roth Capital Partners

September 29, 2025

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